INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           SAN FABIAN RESOURCES, INC.
                  (Name of Registrant As Specified in Charter)

                           SAN FABIAN RESOURCES, INC.
              (Name of Person(s) Filing the Information Statement)

Check the appropriate box:

[X]  Preliminary Information Statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14C-5(d)(2))

|_|  Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.

     (3)  Filing Party:

     (4)  Date Filed:


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


                           SAN FABIAN RESOURCES, INC.

                              INFORMATION STATEMENT

     WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR WRITTEN CONSENT. THERE IS NO ACTION REQUIRED ON YOUR PART.

     This Information Statement is being furnished, pursuant to Sections 14 (c) of the Securities Exchange Act of 1934, to the shareholders of San Fabian Resources, Inc., a Delaware corporation, in order to provide certain information regarding action taken by written consent, dated March 1, 2000, by shareholders owning approximately 99% of our issued and outstanding shares, approving and ratifying an amendment to our certificate of incorporation:

     o changing our name from "San Fabian Resources, Inc." to "Aus Water & Technologies Inc.;" and

     o    increasing  the  number  of  authorized   shares  from  50,000,000  to
          100,000,000.


     This Information Statement is being mailed on March 20, 1999 to our shareholders of record on March 1, 2000.

     The principal executive offices of the Company are located at c/o Herbert Maxwell, 1501 Broadway, Suite 1807, New York, New York 10036.

                                    Contents

                                                                           Page
Current Directors and Executive Officers and Executive Compensation......  3
Agreement to Acquire Aus Water...........................................  4
Designees to Our Board of Directors......................................  5
Certain Matters Related to the Acquisition of Aus Water..................  5
Change in Control as a Result of the Acquisition of Aus Water............  6
Aus Water's Business.....................................................  6
Voting Securities and Principal Holders thereof..........................  8
Market for our Common Stock..............................................  9
No Dissenter's Rights.................................................... 10
Additional Information................................................... 10
Incorporation of Certain Documents by Reference ......................... 10

            The date of this Information Statement is March 20, 2000.

       Current Directors and Executive Officers and Executive Compensation

     The sole director and executive officer currently serving is as follows:

Name                               Age        Position Held and Tenure
Herbert Maxwell                    74         President and Director since
                                              November 19, 1999

     Herbert Maxwell became our sole officer and director of on November 19, 1999 following the resignation of Michael L. Seifert. Mr. Maxwell has been and independent businessman for the past five years and has been a consultant for troubled companies and a principal in investment groups for the past two decades. Mr. Maxwell has also served as a director and officer (and was a principal stockholder) of four publicly held companies, which although not engaged in blank check offerings nevertheless consummated acquisitions of the type described in this Prospectus. These include:

     (1) Zachary Ventures, Inc. was organized in December, 1993. It conducted an offering pursuant to Rule 419 to raise $60,000, which offering was concluded in March 1994. Zachary Ventures, Inc. did not effect a business combination pursuant to Rule 419 and in June, 1996 returned the deposited proceeds to the investors as required by such Rule. Zachary Ventures has been dissolved and is no longer in business.

     (2) Lloyd Ventures, Inc. was organized in February, 1995. It conducted an offering pursuant to Rule 419 to raise $60,000, which offering was concluded in 1997. Lloyd Ventures, Inc. did not effect a business combination and in 1998 returned the deposited proceeds to the investors as required by such Rule.

     (3) C.S. Primo Corp. was organized in 1986 initially publicly held corporation pursuing a business acquisition. Mr. Maxwell became a principal stockholder and a director of C.S. Primo Corp. on or about June 3, 1988. On or about March 4, 1991, C.S. Primo Corp. acquired approximately 98% of the issued and outstanding common stock of Dynasty World Express, Inc. in exchange for approximately 90% of C.S. Primo Corp.'s common stock; since then, C.S. Primo corp. has changed its name to Phoenix Information Systems Corp. and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from June, 1988 to March, 1991.

     (4) Lewis Resources, Inc. was organized in 1987, initially through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewis Resources, Inc. On September 28, 1993, Lewis Resources, Inc. acquired from Lema Investments Ltd. All of the outstanding shares of Gallium Arsendie Industries Ltd., a development stage Israeli company. Since then, Lewis Resources, Inc. has changed its name to Israel Semiconductor Corporation and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director form its formation through September, 1993.

     (5) Lewison Enterprises Inc. was organized in 1988 initially, through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewison Enterprises Inc. In July, 1993 the Lewison Enterprises Inc. issued 8,000,000 shares of common stock to the stockholders of Omega Development Corp. ("Omega") in exchange for all of the issued and outstanding shares of common stock of Omega. Since then, Lewison Enterprises Inc. has changed its name to Omega Development, Inc. To date, no trading market has developed for shares of its common stock. Mr. Maxwell has been a director since its formation.

     Mr. Maxwell is also the director and president of New Tech Ventures, Inc. which has filed a Registration Statement on Form SB-2. This filing is currently in review and has not yet been declared effective.

     Except for Omega Development, Inc., and New Tech Ventures, Inc., Mr. Maxwell is no longer a principal stockholder, director of officer of any of the foregoing corporations. Except as set forth above, Mr. Maxwell does not presently serve as a director of any public company.

     We have no standing audit, nominating or compensation committees of the board of directors, or any committees performing similar functions.

     Our board of directors has not held any formal meeting during the fiscal year ending December 31, 1999.

     There has been no compensation paid to officers and directors during the year ended December 31, 1999.

     We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of our directors, officers or affiliates or any owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

                         Agreement to Acquire Aus Water.

     On February 8, 2000, we signed a Share Exchange and Purchase Agreement (the "Share Exchange and Purchase Agreement") with Adinda Pty Ltd, an Australian Corporation ("Adinda") and Mr. Boman Irani. Adinda and Mr. Irani own all of the issued and outstanding capital stock of Aus Water Purification Pty Ltd ("Aus Water").

     Pursuant to the Share Exchange and Purchase Agreement, we are acquiring all of the issued and outstanding shares of Aus Water stock in exchange for the issuances to each of Adinda and Mr. Irani of 6,000,000 shares of its common stock.


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


     The obligation of Adinda and Mr. Irani to complete their subscription for the Shares is subject to the satisfaction of certain conditions. One such condition is that Mr. Herbert Maxwell resign his positions as our director and officer at the time of closing under the Share Exchange and Purchase Agreement after taking any and all steps necessary to appoint certain persons designated by Adinda and Mr. Irani to become members of our board of directors.

     It is anticipated that the closing of the transactions contemplated by the Share Exchange and Purchase Agreement will occur as soon as practicable, but no sooner than 10 days from the date of this Information Statement.

                       Designees to Our Board of Directors

     The following table sets forth certain information with respect to the persons designated by Adinda and Mr. Irani to be appointed to our board of directors.

Name and Address                   Age                Shares Beneficially Owned
Mr. Boman Irani                    58                         5,100,000
Mr. Richard Flory                  47                         5,100,000
Mr. Bharat Kao                     42                           900000
Mr. Edwin Lao                      51                           900000

Mr. Irani is an ENT surgeon who is self employed . He has been Chairman and co founder of the business of Aus Water for the last 5 years.

Mr. Richard Flory is a lawyers ~uthorized~g in Commercial transactions and International Trade and transfer of technology. He is self employed and has been legal and commercial consultant to a number of Australian companies expanding into the Asia Pacific region.. He has a power of attorney over Adinda Pty Ltd which is the Trustee of his family trust he is also the ~uthorized agent for Adinda Pty Ltd. For the past five years he has been the CEO of the Aus Water business .

Mr.  Bharat  Kao , MBA is a  management  specialist  who  has  managed  and  run substantial manufacturing operations in various industries in India and Australia and for the last 5 years he has been the General Manager of the Aus Water business. He was instrumental in setting up the first Aus Water bottling plant in New Delhi India commencing 1998.

Mr. Edwin Lao is a management consultant who has run major computer operations in the United States of America and Canada on behalf of large multinationals . For the last 2 years he has been instrumental in expanding the direction of the Aus Water business into North and South America and Canada.

     Certain Matters Related to Interested Parties and the Acquisition of Aus Water

Simultaneously with, and in consideration of, the closing of the acquisition of Aus Water:

     o Maitland & Company which owns of record 22,659,000 of our shares will transfer to us, 22,390,000 shares;


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


     o Each of Joseph Sierchio and Stephen Albert will transfer to us, 2,344,000.

          In addition, by written consent of shareholders owning approximately 99% of our common stock, resolution were adopted to amend our certificate of incorporation for the purpose of changing our name from "San Fabian Resources, Inc." to "Aus Water & Technologies Inc." and to increase the number of authorized shares that we can issue from 50,000,000 to 100,000,000. A certificate of amendment, reflecting these changes, will be filed as soon as practicable, but in no event sooner than 20 days from the date of this Information Statement.

     The Company employed the law firm of Sierchio & Albert, P.C., in which two of its principal shareholders, Joseph Sierchio and Stephen Albert, as shareholders, to provide legal services in connection with its organization, the registration of its shares and the filing of periodical reports under the Securities Exchange Act of 1934, and in conjunction with negotiation, preparation and closing under both the Share Exchange and Purchase Agreement and related matters. This firm has been paid fees for such services based upon the normal hourly rates of the persons providing legal services.

          Change in Control as A Result of the Acquisition of Aus Water

     Upon closing of the transaction contemplated under the Share Exchange and Purchase Agreement and the transfer of an aggregate of 27,078,000 shares to us by Maitland & Company and Messrs. Sierchio and Albert, Adinda and Mr. Irani will own, in total, 12,000,000 shares of our common stock. This will represent approximately 95% of outstanding common stock, and our current shareholders will own 624,000 shares, or approximately 5% of the shares to be issued and outstanding after the closing of the acquisition of Aus Water, reflecting a change in Control.

                              Aus Water's Business

     Aus Water is an Australasian corporation whose business is primarily in the distribution, sales and manufacture of ultra pure water purification systems using patented vacuum distillation technology pursuant to an exclusive Licencing Agreement with Rainpure Pty. Ltd. a private company of New South Wales, Australia ("Rainpure"). Aus Water currently has sales operations in Melbourne and Sydney, Australia and offices and factory selling bottled water and purifiers in Delhi, India.

     Aus Water is committed to the vacuum distillation technology of water purification because the it provides, in Aus Water's view, the only practical, effective and secure technique to provide sterile drinking water regardless of the source from which the water is taken.

     Vacuum Distillation is a physical separation technology that is essentially the boiling of water at near ambient temperatures under vacuum and condensing the resultant vapour into ultra-pure water. The flexibility of the technology is such that a customised system can be produced to suit any application in the field of water purification or liquid waste treatment.


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


Vacuum Distillation can be applied to a wide range of source waters or aqueous waste streams for production of ultra-pure water for human consumption.

     It is generally accepted that distillation is one of the most effective forms of water treatment. Most of the contaminants are left in the boiling chamber, with the condensed water virtually containment free. Vacuum Distillation removes a far greater percentage of these contaminants then reverse osmosis, filtering or any other method of water purification. Based on its own studies, Aus Water's Vacuum Distillation generally provides water which is free of any impurities with less than 5 TDS (Total Dissolved Solids) per million). These standards are much higher than the World Health Organisation guidelines or any statutory standards usually set by countries in which Aus Water distributes and sells its products.

     Aus Water distributes and manufactures world patented vacuum distillation systems providing solutions for small, medium and large water purification usage (the "Systems"), including the following:

     o    The RM 30 Vacuum Distillation Water Purifier.

The RM30 is a self-contained, freestanding unit which produces 30-40 litres of ultra-pure water per day. The unit has a storage capacity of 20 litres and dispenses both chilled water at 4 degrees C. And hot water at 90 degrees C. The unit will typically service the needs of 15-20 people. It can either be connected directly to plumbing or filled manually. The unit is fully automatic, operates on a general-purpose power outlet and requires no on going maintenance. The unit is suited for the corporate and office market.

     o    The RM 100 Vacuum Distillation Water Purifier.

The RM100 is a larger unit which produces 100 litres of ultra-pure water per day. Its primary application is for large homes, workshops, factories, schools, restaurants, hospitals, hotels and small water bottling businesses. The unit, which requires no filters, cartridges, ozone, membranes or chemicals can be installed on an exterior wall and operates on any feed water including tap, bore, river or even seawater.

     o    The Aus Water/V Still System.

     For large scale water solutions Aus Water in collaboration with Distech Ltd of New Zealand, distributes and provides vacuum distillation systems which can provide outputs between 4,000 and 80,000 litres per day. These systems have all the benefits and functionality of traditional vacuum distillation, but in addition these units have improved the natural distillation process by combining advancements in energy recovery and vacuum distillation to increase system efficiency and eliminate certain maintenance problems.

     Pursuant to a Licence Agreement date January 23rd 1995 (the "License Agreement") between Adinda and Dr. Irani, as the Licensors (together the "Licensors") and Rainpure as the Licencee, Rainpure granted to the Licensors an exclusive licence in India, Burma, Pakistan and Sri Lanka (the "Territories") to manufacture and distribute Rainpure products including the "Rainmaker 30" and "Rainmaker 100" water purification units and all subsequent models and


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


any adaptations, modifications, and enhancements, large scale water purification plants and waste management plants which products utilize the vacuum distillation or cold vaporisation patented technology of Rainpure. In addition the Licensors received the exclusive rights to utilize the Rainpure technology to establish water bottling plants in the Territories. The Licensors assigned the Licence Agreement to Aus Water on January 12th 1999 for consideration of Aus water issuing from it's capital stock 4,000,000 shares at AUD$1.00 per share.

     In 1999 Rainpure granted Aus Water the non-exclusive right to manufacture and sell the Systems world wide other than Korea, Malaysia, Indonesia and England.

     The initial term of the Licence expires 23rd of January 2005 and Aus Water has the right to renew the Licence for two further periods of 5 years each.

     Under the terms of the License the Licensors paid an initial License Fee of AUD$200,000. Aus Water is obligated to pay a continuing sliding scale Royalty starting at 7% of the wholesale price with minimum yearly sales volumes. Aus Water has represented to us that as of the date of this filing, it is in good standing under the terms of the License Agreement.

                 Voting Securities and Principal Holders Thereof

     As of March 1, 2000, we had a total of 27,744,000 shares of Common Stock issued and outstanding. The following table sets forth, as of March 1, 2000, the number of shares of our common stock owned of record and beneficially by officers, directors and persons who hold 5% or more of our outstanding common stock. Also included are the shares held by all executive officer and directors as a group.


==============================================================================================================================
                                        Number of Shares         Percent of     Number of Shares owned      Percent of Class
Name and address                       Owned Beneficially       Class Owned          after Closing        Owned after Closing
------------------------------------------------------------------------------------------------------------------------------
Maitland & Company                         22,659,000               82%                 269,000                   2.0%
625 Howe Street
Vancouver, B.C.
Canada V6C 2T6
------------------------------------------------------------------------------------------------------------------------------
Herbert Maxwell(1)                           10,000                  *                  10,000                     *
1501 Broadway, Suite 1807
New York, NY 11036
------------------------------------------------------------------------------------------------------------------------------
Joseph Sierchio                            2,500,000                 9%                 156,000                   1.5%
150 East 58th St., 25th Floor
New York, NY 10155
------------------------------------------------------------------------------------------------------------------------------
Stephen Albert                             2,500,000                 9%                 156,000                   1.5%
150 East 58th St., 25th Floor
New York, NY 10155
------------------------------------------------------------------------------------------------------------------------------
Officers and directors as a group            10,000                  *                  10,000                     *
(1 person)
==============================================================================================================================


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


(1)  The person listed is an officer, a director, or both, of the Company.

*    Less than 1%

                           Market for our Common Stock

There is no market for our common stock nor can there be any assurance that a trading market for our common stock will develop following the acquisition of Aus Water.


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


                              No Dissenters' Rights

     Under applicable provisions of the Delaware General Corporations Act shareholders are not entitled to dissenters' rights or appraisal rights with respect to the matters approved and ratified by the Written Consent.

                             Additional Information

     The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interests of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Stockholder and filed with the Commission.

     Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the Commission located at Seven World Trade Center, Suite 1300, New York, N.Y. 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such information should be obtainable by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet at http://www.sec.gov that contains reports, proxy statements and other information relating to the Company and Purchaser which have been filed via the Commission's EDGAR System.

                 Incorporation of Certain Documents by Reference

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: registration statement on Form 10SB filed on 7/27/99 and as amended on 9/27/99 and 12/2/99.

     In  addition,  all reports and other  documents  subsequently  filed by the
Company with the Commission pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

     The Company will provide, without charge, to each person who receives this Information Statement, upon the written or oral request of such person, a copy of such documents incorporated herein by reference (not including exhibits to such information unless the exhibits themselves are specifically incorporated by reference). Requests for documents should be made to the attention of our President at the address set forth above.


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


Dated: March 9, 2000       San Fabian Resources, Inc.

New York, New York         By: /s/ Herbert Maxwell
                               -----------------------

                               Herbert Maxwell, President


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